UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2009

HERE MEDIA INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-53690	26-3962587
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard Penthouse Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 806-4288

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On July 17, 2009, the Company’s management committed to a restructuring plan to align the Company’s resources with its strategic business objectives and to eliminate redundancies resulting from its business combination with PlanetOut Inc. that was completed in June 2009.  The restructuring included a reduction of the Company’s total workforce by approximately 24%, or a total of 39 employees, and the consolidation of certain facilities. Restructuring costs of approximately $786,000, related to employee severance benefits of approximately $243,000 and net facilities consolidation expenses of approximately $543,000, which include a non-cash benefit of approximately $95,000 related to the reversal of deferred rent accruals net of leasehold improvement write-offs, were recorded during the three months ended September 30, 2009.  The Company expects to be able to complete this restructuring in the fourth quarter of fiscal 2009, with certain payments continuing beyond the fourth quarter of fiscal 2009 in accordance with the terms of existing severance and other agreements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2009

HERE MEDIA INC.

By:     /s/ Paul A. Colichman

Name: Paul A. Colichman
Title: Chief Executive Officer and President